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Exhibit 10.21

        WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY
EXCESS OF LOSS REINSURANCE AGREEMENT
(Contract No. 00984-060702)
July 1, 2002

ZENITH INSURANCE COMPANY
ZNAT INSURANCE COMPANY
ZENITH STAR INSURANCE COMPANY

WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY
EXCESS OF LOSS REINSURANCE AGREEMENT
(Contract No. 00984-060702)
July 1, 2002

TABLE OF CONTENTS

Article		Page
I	Application of Agreement	1
II	Reinsurance	2
III	Terrorism Sublimit	2
IV	Exclusions	3
V	Excluded Risks Inadvertently Bound	4
VI	Definitions of Loss and Claim Expenses	5
VII	Indemnity for Claim Expenses	5
VIII	Reinsurance Premium	6
IX	Net Premium Income	6
X	Reporting and Accounting	6
XI	Claims	6
XII	Liability of Corporation	7
XIII	Offset	8
XIV	Inspection of Records	8
XV	Assignments and Changes of Interest	8
XVI	Termination	8
Attachments:
	Insolvency Clause	10
	Nuclear Incident Exclusion Clauses	10

WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY
EXCESS OF LOSS REINSURANCE AGREEMENT
(Contract No. 00984-060702)

entered into between

EMPLOYERS REINSURANCE CORPORATION
of
Overland Park, Kansas
(hereinafter called the CORPORATION)

and

ZENITH INSURANCE COMPANY
ZNAT INSURANCE COMPANY
both of
Woodland Hills, California
ZENITH STAR INSURANCE COMPANY
of
Austin, Texas
(all hereinafter collectively called the REINSURED)

EFFECTIVE DATE: July 1, 2002

        In consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

ARTICLE I

        APPLICATION OF AGREEMENT.    This agreement applies to the Workers' Compensation and Employers' Liability line of business, as respects occurrences taking place on or after the effective date and prior to the termination date of this agreement.

        This agreement does not apply to:

  (a)
  reinsurance assumed by the REINSURED;

  (b)
  policies written specifically as excess insurance over an underlying policy on the same insured;

  (c)
  policies written excess of a deductible or retention greater than $250,000 each occurrence, unless prior written approval is obtained from the CORPORATION by the REINSURED, in which case this agreement shall apply to any such policy subject to such notice of approval;

  (d)
  business written by the REINSURED as a pro rata participant with one or more other insurers;

  (e)
  business to the extent that it is reinsured outside of this agreement, except:

  (i)
  reinsurance afforded the REINSURED under a reinsurance pooling arrangement among the REINSURED and its affiliates, recoveries under which shall be ignored for purposes of this agreement;

  (ii)
  quota share reinsurance provided by Odyssey America Reinsurance Corporation;

  (f)
  the REINSURED'S liability as a participant, member, subscriber or reinsurer of any pool, syndicate, association, insolvency fund, guaranty fund or other combination of insurers of reinsurers formed for the purpose of covering specific coverages, specific lines of business or for the purpose of insuring or reinsuring risks located in specific geographical areas.

        The Insolvency Clause and the Nuclear Incident Exclusion Clauses are attached hereto and made a part of this agreement.

ARTICLE II

        REINSURANCE.    As respects loss sustained by the REINSURED under Layer One of this agreement, for each occurrence regardless of the number of policies involved in such occurrence, the REINSURED shall retain as its own net retention the first $1,000,000 of loss and the CORPORATION hereby agrees to indemnify the REINSURED against loss in excess of such retention subject to a limit of $1,000,000.

        As respects loss sustained by the REINSURED under Layer Two of this agreement, for each occurrence regardless of the number of policies involved in such occurrence, the CORPORATION hereby agrees to indemnify the REINSURED against loss in excess of the underlying amount of $2,000,000, subject to a limit of $1,000,000.

        As respects loss sustained by the REINSURED under Layer Three of this agreement, for each occurrence regardless of the number of policies involved in such occurrence, the CORPORATION hereby agrees to indemnify the REINSURED against loss in excess of the underlying amount of $3,000,000, subject to a limit of $2,000,000.

        As respects loss sustained by the REINSURED under Layer Four of this agreement, for each occurrence regardless of the number of policies involved in such occurrence, the CORPORATION hereby agrees to indemnify the REINSURED against loss in excess of the underlying amount of $5,000,000, subject to a limit of $5,000,000.

        Occupational disease sustained by each employee shall be deemed to be a separate occurrence.

ARTICLE III

        TERRORISM SUBLIMIT.    The following perils, risks and kinds of insurance are subject to an annual aggregate sublimit under this agreement:

        Loss, destruction or damage occasioned by an act or multiple or related acts of Terrorism; whether such loss, destruction or damage is caused directly, indirectly, happening through, or in consequence of such Terrorism. The term "Terrorism" as used herein shall mean:

  (a)
  A violent act or an act dangerous to human life, tangible or intangible property or infrastructure, that is a violation of the criminal laws of the United States or of any State or Country, or that would be a criminal violation if committed within the jurisdiction of the United States or of any State or Country; and

  (b)
  Appears to be intended to:

  1.
  Intimidate, coerce or incite a civilian population; or

  2.
  Inflict economic loss or disrupt any segment of a local, national or global economy; or

  3.
  Influence or protest against the policy or conduct of a government by any means including mass destruction, murder, kidnapping, hijacking, hostage-taking, intimidation or coercion.

        Provided, however, that this sublimit only applies if one or more of the followings are attributable to an incident of Terrorism:

  (a)
  The total of insured damage to all types of property exceeds $25,000,000. In determining whether the $25,000,000 threshold is exceeded, we will include all insured damage sustained by property of all persons and entities affected by the Terrorism and business interruption losses sustained by owners or occupants of the damaged property. For the purpose of this provision, insured damage means damage that is covered by any insurance plus damage that would be covered by any insurance but for the application of any terrorism exclusions; or

  (b)
  Ten or more persons sustain death or serious physical injury. For the purposes of this provision, serious physical injury means:

  1.
  Physical injury that involves a substantial risk of death; or

  2.
  Protracted and obvious physical disfigurement; or

  3.
  Protracted loss of or impairment of the function of a bodily member or organ; or

  (c)
  The Terrorism involves the use, release or escape of nuclear materials, or directly or indirectly results in nuclear reaction or radiation or radioactive contamination; or

  (d)
  The Terrorism is carried out by means of the dispersal or application of pathogenic or poisonous biological or chemical materials; or

  (e)
  Pathogenic or poisonous biological or chemical materials are released, and it appears that one purpose of the Terrorism was to release such materials.

        Other than paragraphs (c), (d) and (e), immediately preceding, paragraphs (a) and (b) immediately preceding, describe the thresholds used to measure the magnitude of an incident of Terrorism and the circumstances in which the threshold will apply for the purpose of determining whether the Terrorism Sublimit will apply to that incident. In the event of any incident of Terrorism that is not subject to the Terrorism Sublimit, coverage does not apply to any loss or damage that is otherwise excluded under this agreement.

        Multiple incidents of Terrorism which occur within a seventy-two hour period and appear to be carried out in concert or to have a related purpose or common leadership shall be considered to be one incident.

        As respects the subject business to which this agreement applies, all Terrorism loss amounts paid by the REINSURED for which this Terrorism Sublimit applies shall be combined and the total amount for which the CORPORATION shall be obligated shall not exceed $9,000,000 any one 12 month period.

        For the purposes of the application of this provision:

  (a)
  "12 month period" means 12 calendar months beginning on the effective or anniversary date and ending on the date 12 calendar months thereafter.

  (b)
  Any amount indemnified by the CORPORATION with respect to the subject business hereunder shall be a part of and not in addition to any other statement of the reinsurance limit(s) set out in this agreement.

ARTICLE IV

        EXCLUSIONS.    Reinsurance does not apply to loss:

  (a)
  arising out of any of the following coverages or operations carried on by the insured as a principal operation:

  (1)
  Working or navigation of any vessel, other than light craft on inland waterways and dredging;

  (2)
  Manufacture, storage, filling, breaking down, or transport of:

  (i)
  Fireworks, ammunition, fuse, cartridges, powder, nitroglycerine or any explosive;

      (ii)
      Gasses and/or air under pressure in containers (but this exclusion shall not apply to the storage of distribution of liquid petroleum gas by wholesale or retail dealers);

    (3)
    Underground coal mines;

    (4)
    Manufacture of celluloid and pyroxylin;

    (5)
    Erection of structural iron and/or steel works, unless in conjunction with ordinary construction of buildings, except that this exclusion shall not apply to insureds engaged in steel work where such steel work erection is not beyond twelve stories in height;

    (6)
    Contractors doing building wrecking exclusively;

    (7)
    Tunneling;

    (8)
    Tower, steeple and chimney shaft work;

    (9)
    Operation of dry docks, docks, quays and wharves;

    (10)
    Construction or maintenance of coffer dams;

    (11)
    Subaqueous constructions and/or other subaqueous work;

    (12)
    Oil tanks and/or refining works;

    (13)
    Aviation risks involving flying risks;

    (14)
    Operations involving atomic energy and nuclear fission;

    (15)
    Operations of a carrier by rail;

    (16)
    All exposures covered under the Jones Act.

  (b)
  arising, directly or indirectly, out of:

  (1)
  War, including undeclared or civil war; or

  (2)
  Warlike action by a military force, including action in hindering or defending against an actual or expected attack, by any government, sovereign or other authority using military personnel or other agents; or

  (3)
  Insurrection, rebellion, revolution, usurped power, or action taken by governmental authority in hindering or defending against any of these.

        The REINSURED may submit to the CORPORATION for special acceptance any risk excluded hereunder.

ARTICLE V

        EXCLUDED RISKS INADVERTENTLY BOUND.    If, without the knowledge of a member of the REINSURED'S underwriting department, the REINSURED becomes bound on a risk specifically excluded in this agreement, such reinsurance as would have been afforded for the risk by this agreement if the risk had not been excluded shall nevertheless apply to such risk with respect to occurrences taking place prior to the 31st day after discovery by a member of such underwriting department of the existence of the hazard which makes the exclusion applicable.

        In case, within such 30 day period, the REINSURED shall have forwarded to the CORPORATION complete underwriting notice of its approval of the risk, the reinsurance shall apply with respect to such risk for the policy period reported in the same manner as if such risk were not so excluded, subject, however, to the terms of such notice of approval.

ARTICLE VI

  DEFINITIONS OF LOSS AND CLAIM EXPENSES.

        The word "loss" shall mean only such amounts:

  (a)
  within applicable policy limits as are actually paid by the REINSURED in settlement of claims or in satisfaction of awards or judgments (including prejudgment interest and plaintiff's costs included in the judgment and subject with the judgment to the applicable policy limit);

  (b)
  equal to 90% of the amount paid by the REINSURED in excess of applicable third party liability coverage policy limits occasioned by liability imposed upon the REINSURED on account of the failure of the REINSURED to settle a claim for an amount within such policy limits;

  (c)
  equal to 90% of the amount paid by the REINSURED for punitive, exemplary, or compensatory damages awarded to the insured and arising out of the conduct of the REINSURED in the investigation, trial or settlement of any claim or failure to pay or delay in payment of any benefits under any policy.

        Provided, however, that in the event of insolvency the REINSURED, "loss" shall mean the amount of loss which the insolvent insurer has incurred or is liable for, and payment by the CORPORATION shall be made to the liquidator, receiver or other statutory successor of the REINSURED in accordance with the provisions of the insolvency clause of this agreement; but the word "loss" shall not include claim expenses.

        Net salvage, subrogation or any other recovery (after expenses) shall be used to reduce the loss and so much of such recovery shall be paid to the CORPORATION as will reduce the loss ultimately borne by the CORPORATION to what it would have been had the recovery preceded any payment of such loss by the CORPORATION.

        The term "claim expenses" shall mean all payments under the supplementary payments provisions of the REINSURED'S policy, including court costs, interest upon judgments, and investigation, adjustment and legal expenses, incurred by persons who are not employees of the REINSURED or of any subsidiary or affiliated companies of the REINSURED, except in the case of field claim adjusters or staff attorneys and then only when the time spent by any adjuster or staff attorney is definitively allocated to a specific claim.

        Recoveries from any form of insurance or reinsurance which protects the REINSURED against loss as described in subparagraphs (b) and (c) above of this Article shall inure to the benefit of this agreement.

        Neither the word "loss" nor the term "claim expenses" shall include:

  (a)
  salaries paid to employees of the REINSURED, except as indicated above in the paragraph four of this article;

  (b)
  any statutory penalty imposed upon the REINSURED on account of any unfair trade practice or any unfair claim practice.

ARTICLE VII

        INDEMNITY FOR CLAIM EXPENSES.    The CORPORATION hereby agrees that, as respects reinsurance afforded by the other terms of this agreement, the CORPORATION will, with respect to each occurrence, indemnify the REINSURED against that proportion of claim expenses paid by the REINSURED that the amount of loss ultimately borne by the CORPORATION bears to the total amount of loss: Provided, however, that in the event a verdict, award or judgment is reduced or reversed by appeal taken by the REINSURED from an award or judgment, the CORPORATION shall indemnify the REINSURED against claim expenses paid by the REINSURED connected with such settlement or appeal in the same ratio that the benefit derived by the CORPORATION from such reduction or reversal bears to the total benefit resulting from such reduction or reversal.

ARTICLE VIII

        REINSURANCE PREMIUM.    As respects net premium income derived from Layer One of this agreement, the REINSURED shall pay to the CORPORATION a reinsurance premium equal to 1.140% of the net premium income derived by the REINSURED from the line of business to which this agreement applies.

        As respects net premium income derived from Layer Two of this agreement, the REINSURED shall pay to the CORPORATION a reinsurance premium equal to .525% of the net premium income derived by the REINSURED from the line of business to which this agreement applies.

        As respects net premium income derived from Layer Three of this agreement, the REINSURED shall pay to the CORPORATION a reinsurance premium equal to .575% of the net premium income derived by the REINSURED from the line of business to which this agreement applies.

        As respects net premium income derived from Layer Four of this agreement, the REINSURED shall pay to the CORPORATION a reinsurance premium equal to .31% of the net premium income derived by the REINSURED from the line of business to which this agreement applies.

        The REINSURED shall also pay to the CORPORATION an additional reinsurance premium of $400,000 annually for the Terrorism coverage provided pursuant to Article III of this agreement.

ARTICLE IX

        NET PREMIUM INCOME.    The reinsurance rate shall apply to "net premium income" which shall mean premiums earned on or after the effective date and prior to the termination date of this agreement on policies to which this agreement applies before deduction of:

  (a)
  any policyholder dividends;

  (b)
  credits given for any insured policy with a deductible in excess of $2,500; and

  (c)
  premium for other reinsurance.

ARTICLE X

        REPORTING AND ACCOUNTING.    Within 25 days after the close of each calendar month the REINSURED shall furnish to the CORPORATION a report (in a form and medium satisfactory to the CORPORATION) of reinsurance premiums due the CORPORAITON for such month. Such report shall show and properly segregate (by state and line) the REINSURED'S premiums to which the reinsurance premium rates apply, and such report shall contain such other statistical information as may be required by the CORPORATION. The amount due the CORPORATION shall be remitted to the CORPORATION within 45 days after the close of such month.

ARTICLE XI

        CLAIMS.    The REINSURED shall report promptly to the CORPORATION each occurrence which, in the REINSURED'S reasonable estimate of value of injuries or damages sought, might involve the reinsurance afforded by this agreement and shall forward promptly to the CORPORATION copies of such pleadings and reports of investigation as may be requested by the CORPORATION.

Notwithstanding the REINSURED'S reasonable estimate of value, any claim involving one or more of the following injuries shall be reported to the CORPORATION:

  (a)
  fatality;

  (b)
  paraplegia or more extensive paralysis;

  (c)
  severe brain injury or brain damage prognosis;

  (d)
  severe burns;

  (e)
  amputations of one or more limbs;

  (f)
  loss of sight or hearing to a substantial degree;

  (g)
  back injury where surgery has been performed or is recommended by the treating doctor;

  (h)
  severe laceration cases involving the face, arms or legs and leaving serious cosmetic deformity;

  (i)
  a claim for psychological injury for which there appears to be a reasonable basis;

  (j)
  multiple fractures or severe internal injuries with high residual permanent impairment;

  (k)
  any injury where there is, or appears probable, an alleged loss of earnings for one year or more.

        The REINSURED shall also notify the CORPORATION of any occurrence for which the REINSURED has created a loss reserve equal to or greater than one half of the REINSURED'S retention hereunder, or any occurrence giving rise to a bad faith claim covered by Article VI (c) above. The REINSURED shall advise the CORPORATION of the estimated amount of loss and claim expenses in connection with each such occurrence and of any subsequent changes.

        The REINSURED agrees that it will investigate and will settle or defend all claims arising under policies with respect to which reinsurance is afforded by this agreement, and that it will give prompt notice to the CORPORATION of any claim in excess of the REINSURED'S application retention and prompt notice of any other event or development which would involve the CORPORATION hereunder, and will forward promptly to the CORPORATION copies of such pleadings and reports of investigation as may be requested by the CORPORATION.

        The CORPORATION may, at its own expense, participate with the REINSURED in the investigation, adjustment or defense of claims to which, in the judgment of the CORPORATION, it is or might become exposed.

        Should the right of subrogation or reimbursement arise out of a loss, a part of which was sustained by the CORPORATION hereunder, the REINSURED agrees to enforce such right and to prosecute the claim arising therefrom.

        The CORPORATION shall reimburse the REINSURED or its legal representative promptly for loss against which indemnity is herein provided, upon receipt in the home office of the CORPORATION of satisfactory evidence of payment of such loss.

        The REINSURED shall furnish to the CORPORATION prior to the 20th day of December of each year a report and statement showing the estimated value of each outstanding claim subject to excess reinsurance hereunder.

ARTICLE XII

        LIABILITY OF THE CORPORATION.    The liability of the CORPORATION shall follow that of the REINSURED in every case and shall be subject in all respects to all the general and special stipulations, clauses, waivers and modifications of the REINSURED'S policy or policies and any endorsements thereon; provided however, that nothing herein shall be construed to extend any rights or obligations to any person not a party to this agreement.

        Subject to the terms of the policies, the REINSURED shall be the sole judge as to what shall constitute a claim or loss covered under the REINSURED'S original policy and as to the REINSURED'S liability thereunder and as to the amount or amounts which it shall be proper for the REINSURED to pay thereunder, and the CORPORATION shall be bound by the judgment of the REINSURED as to the liability and obligation of the REINSURED.

        No error or omission in reporting any risk or loss reinsured hereunder shall invalidate the liability of the CORPORATION, provided such error or omission is corrected promptly by the REINSURED after discovery thereof, but the reporting of reinsurance not authorized by this agreement or by special acceptance hereunder shall not bind the CORPORATION, except for the return of premium paid therefor.

ARTICLE XIII

        OFFSET.    The REINSURED or the CORPORATION may offset any balance, whether on account of premiums, commissions, loss or claim expenses due from one party to the other under this agreement or under any other reinsurance agreement heretofore or hereafter entered into between the REINSURED and the CORPORATION, whether acting as assuming reinsurer or ceding company.

ARTICLE XIV

        INSPECTION OF RECORDS.    The CORPORATION may inspect the records of the REINSURED pertaining to the risks reinsured hereunder.

ARTICLE XV

        ASSIGNMENTS AND CHANGES OF INTEREST.    No assignment or change of the REINSURED'S interest hereunder, whether voluntary or involuntary and whether by merger or reinsurance of its entire business with another company or otherwise, shall be binding upon the CORPORATION.

ARTICLE XVI

        TERMINATION.    This agreement shall continue in effect until terminated by mutual consent, or by either party's giving to the other party not less than 180 days' notice in advance of any calendar quarter by registered mail or express delivery service, stating the termination date.

        IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed in duplicate.

ZENITH INSURANCE COMPANY		EMPLOYERS REINSURANCE CORPORATION
/s/ JOHN J. TICKNER		/s/ GARRY L. SCHULTZ
Title:		Title:	Second Vice President
[Illegible]

Title:		Title:	Second Vice President
Date:	July 10, 2002	Date:	July 3, 2002
ZNAT INSURANCE COMPANY		ZENITH STAR INSURANCE COMPANY
/s/ JOHN J. TICKNER		/s/ JOHN J. TICKNER
Title:		Title:

Title:		Title:
Date:	July 10, 2002	Date:	July 10, 2002

ATTACHMENTS:

1.
Insolvency Clause

2.
Nuclear Incident Exclusion Clauses

ATTACHMENTS NOT INCLUDED

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  Exhibit 10.21
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
ARTICLE VIII
ARTICLE IX
ARTICLE X
ARTICLE XI
ARTICLE XII
ARTICLE XIII
ARTICLE XIV
ARTICLE XV
ARTICLE XVI